                                                                 EXHIBIT 10.99

               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT


   This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into on September 30, 1998, by Countrywide Home Loans, Inc., a New York corporation, having an address at 4500 Park Granada Boulevard, Calabasas, California 91302 (the "Seller"), First Federal Savings and Loan Association of San Gabriel Valley, having an address at 225 North Barranca Street, West Covina, California 91791-1605 (the "Purchaser") and Pan American Bank, FSB, having an address at 625 The City Drive, Orange, California 91302 (the "Company").

   In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption.  Except as expressly provided for herein, the
   -------------------------
   Seller hereby grants, transfers and assigns to the Purchaser on September 30, 1998 (the "Closing Date") (a) all of its right, title and interest as "Purchaser" in, to and under that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of September 30, 1998, and duly executed by the Company and the Seller (attached hereto as Exhibit A, the "Purchase
                                              ---------
   Agreement"), (b) all of its right, title and interest in and to the each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"), and
                                    ---------
   (c) all servicing rights relating to the Mortgage Loans (the "Servicing Rights"). Except for the provisions pertaining to the payment of the purchase price, the Purchaser hereby assumes all of the Seller's obligations as "Purchaser" under the Purchase Agreement from and after the date hereof, and the Seller shall be relieved and released by the Company of all of its obligations under the Purchase Agreement from and after the date hereof. Except as is otherwise expressly provided herein, the Seller makes no representations, warranties or covenants to the Purchaser and the Purchaser acknowledges that the Seller has no obligations to the Purchaser under the terms of the Purchase Agreement or otherwise relating to the transaction contemplated herein (including but not limited to any obligation to repurchase any of the Mortgage Loans or to indemnify the Purchaser).

2. Consideration.  In consideration for the transfers and assignments set forth
   -------------
   in paragraph 1 of this Agreement, upon receipt by the Purchaser of a certification, issued by that custodian designated by the Purchaser, in form and substance reasonably acceptable to the Purchaser and stating that all Mortgage Loan Documents (as defined in the Purchase Agreement) have been received by such custodian, the Purchaser shall pay to the Seller the amounts referenced in that certain funding schedule dated as of September 30, 1998 and duly executed by the Seller and the Purchaser (the "Purchase Price").
   The Purchaser agrees to wire the agreed upon Purchase Price to the Seller to the account designated below:

               Bank of New York
               ABA - 021000018
               Countrywide Home Loans
               ACCT - 8900038632
               REF - Stuart Levitt - First Federal (San Gabriel)

  Notwithstanding the foregoing, in the event the Purchaser does not receive such certification and wire the funds on or before three (3) Business Days following the Closing Date, the Purchaser shall sell, convey, transfer and assign to the Seller on the fourth (4th) Business Day following the Closing Date all right, title and interest in and to the Mortgage Loans, the Servicing Rights, the Mortgage Loan Documents and the Escrow Accounts relating to the Mortgage Loans. In such event, the Seller shall be entitled to all collections and recoveries and interest received or applied to any Mortgagor's account after the Cut-off Date (as defined in the Purchase Agreement).

3. Recognition of the Purchaser by the Company.  From and after the date hereof,
   -------------------------------------------
   the Company shall recognize the Purchaser as the owner of the Mortgage Loans and the "Purchaser" under the Purchase Agreement.

4. Servicing of the Mortgage Loans.  From and after the date hereof, the Company
   -------------------------------
   shall interim service the Mortgage Loans for the Purchaser in accordance with the terms and conditions of the Purchase Agreement, as if the Purchaser and Company had entered into the Purchase Agreement. In consideration therefor, the Purchaser shall pay the Company the interim servicing fee set forth in
   Section 4.1 of the Purchase Agreement; provided, however, that the Seller shall pay to the Purchaser the interim servicing fee for the second thirty
   (30) day period following the Closing Date. The address of the Purchaser set forth in Section 6.1 of the Purchase Agreement shall be changed to read as follows:

       First Federal Savings and Loan Association of San Gabriel Valley 225 North Barranca Street
       West Covina, California 91791-1605
       Attn:  Dale Schiering

5. Status of Purchase Agreement.  The Company and the Seller represent and
   ----------------------------
   warrant that (a) the Purchase Agreement is in full force and effect as of the date hereof, (b) the Purchase Agreement has not been amended or modified in any respect, and (c) there has been no waiver or any agreement to waive any provision, nor has any notice of termination been given, under the Purchase Agreement.

6. No Claims.  The Company represents and warrants that it has no offsets,
   ---------
   counterclaims or other defenses available to it with respect to the Purchase Agreement.

7. Covenants, Representations and Warranties of the Seller.  The Seller
   -------------------------------------------------------
   represents and warrants to, and covenants with, the Purchaser that:

   a. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

   b. The Seller has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Seller of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Agreement has been fully executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms;

   c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Agreement, or the consummation by it of the transaction contemplated hereby;

   d. There is no action, suit, proceeding, investigation or litigation pending or, to the Seller's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Seller, would adversely affect the sale of the Mortgage Loans to the Purchaser, the execution, delivery or enforceability of this Agreement, or the Seller's ability to perform its obligations under this Agreement; and

   e. Immediately prior to payment of the purchase price for the Mortgage Loans, the Seller is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

8. Covenants, Representations and Warranties of Purchaser.  The Purchaser
   ------------------------------------------------------
   represents and warrants to, and covenants with, the Seller and the Company that except for the provisions pertaining to the payment of the purchase price thereunder, the Purchaser agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement, and from and after the date hereof, the Purchaser assumes for the benefit of the Seller and the Company all of the Seller's obligations as "Purchaser" thereunder.

9. Governing Law.  This Agreement shall be construed in accordance with the laws
   -------------
   of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, except to the extent preempted by federal law.

10. Confidentiality.  The Seller and the Purchaser hereby acknowledge and agree
    ---------------
    that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller or the Purchaser to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

11. Conflict with Purchase Agreement.  To the extent there is any conflict
    --------------------------------
    between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

12. Capitalized Terms.  All capitalized terms used herein and not otherwise
    -----------------
    defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

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

13. Counterparts.  This Agreement may be executed in any number of counterparts.
    ------------
    Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        COUNTRYWIDE HOME LOANS, INC.,
                                        the Seller


                                        By   /s/ Michael W. Schloessmann
                                           -----------------------------------
                                            Michael W. Schloessmann
                                            Vice President


                                        FIRST FEDERAL SAVINGS AND LOAN
                                        ASSOCIATION OF SAN GABRIEL VALLEY,
                                        the Purchaser

                                        By
                                           ----------------------------------
                                           Name:
                                           Title:


                                        PAN AMERICAN BANK, FSB,
                                        the Company


                                        By    /s Blair F. Kenny
                                           ----------------------------------
                                           Name:  Blair F. Kenny
                                           Title: Senior Vice President

                                   EXHIBIT A

                                 MORTGAGE LOAN
                        PURCHASE AND INTERIM SERVICING
                                   AGREEMENT

                                  (attached)

                                   EXHIBIT B

                                MORTGAGE LOANS

                                  (attached)

                                       7